UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 26, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2005, Micro Therapeutics, Inc. (the “Company”) entered into letter agreements (the “Agreements”) with each of Earl Slee, its Vice President, Research and Development, William Dippel, its Vice President, Operations, Amy Walters, its Vice President, Clinical, Regulatory, Quality Assurance and Thomas Fogarty, its Vice President, Sales and Marketing (collectively referred to herein as the “Executive Officers”) regarding the payment of certain amounts to the Executive Officers upon a change in control of the Company or a change in control of ev3 Inc., the beneficial owner of approximately 70% of the Company’s outstanding shares of common stock.

Pursuant to the terms of the Agreements, in the event any Executive Officer is either not offered continued employment with the Company, or its successor, after a change in control on substantially identical terms to their then current employment terms or if they are terminated for reasons other than Cause (as defined in the Agreements) or resign for Good Reason (as defined in the Agreements) within 12 months after the change in control, such Executive Officer is entitled to receive a lump sum payment equal to 12 months of their then current base pay, a pro rated portion of their target bonus plan payment for the then current year and the full amount of their target bonus plan payment for the next 12 months. Such payment will be the joint responsibility of the Company, or its successor, and ev3 Inc. In addition to the cash payment described above, the vesting of all of the unvested options to purchase shares of the Company’s common stock then held by such Executive Officer will automatically accelerate and become immediately exercisable. The Executive Officer will also be entitled to continue to participate in the Company’s group health plan for up to 18 months after the change in control or their termination, as the case may be, and will be entitled to receive up to $20,000 in outplacement services.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, a form of which is attached hereto as Exhibit 10.52.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.52	Form of Letter Agreement, by and among Micro Therapeutics, Inc., ev3 Inc. and certain executive officers of Micro Therapeutics, Inc.

10.52.1	Schedule of executive officers of Micro Therapeutics, Inc. party to Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

August 31, 2005	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.52	Form of Letter Agreement, by and among Micro Therapeutics, Inc., ev3 Inc. and certain executive officers of Micro Therapeutics, Inc.

10.52.1	Schedule of executive officers of Micro Therapeutics, Inc. party to Letter Agreement.